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Ultratech Inc.

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Ultratech	MCA, Inc.
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(UTEKG)

NATIONAL TAIWAN UNIVERSITY PLACES FOLLOW-ON ORDER FOR ALD SYSTEM FROM

ULTRATECH CAMBRIDGE NANOTECH

Ultratech-CNT’s New Fiji G2 ALD System will be used to Develop

Novel Multi-Component ALD Materials

SAN JOSE, Calif.—June 29, 2016—Ultratech, Inc. (Nasdaq: UTEK), a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), as well as atomic layer deposition (ALD) systems, today announced that National Taiwan University’s (NTU) Nanoelectronic and Nanophotonic Materials Laboratory (NNML) has selected the Fiji G2 ALD system for their research activities. The NNML will serve as a focal point of collaborative research with Ultratech-CNT, as well as a demonstration site for customers interested in Ultratech-CNT’s ALD systems.

While NTU is currently working with several Ultratech ALD systems, Professor Miin-Jang Chen, Taiwan’s leading ALD researcher and head of the NNML, said, “We are planning to use the new Fiji G2 system to deposit a range of materials that are not easily accessible using a standard ALD system. We plan to take advantage of the Low Vapor Pressure Delivery (LVPD) option in developing advanced ternary and quaternary materials as part of our research into high-quality III-nitride atomic layer epitaxy, metallic nanostructures for plasmonics and surface-enhanced Raman scattering, advanced high-K/metal gate stacks, and ferroelectric negative capacitance for nanoelectronics. We have been working with the Savannah and Fiji ALD systems for over eight years and have found them to be excellent research tools. Our decision to move forward with our most recent purchase and to establish a collaborative relationship with Ultratech-CNT was based on our confidence in the performance of these products and in the consistency of support we have always received from the Ultratech-CNT staff over the years.”

Ultratech-CNT Vice President of Research and Engineering, Ganesh Sundaram, Ph.D., said, “Our long-term relationship with Professor Chen is a testament to the durability and productivity of our systems. Professor Chen’s ALD research is highly regarded, and we are extremely pleased that he has chosen to work in partnership with us. We believe this collaboration will provide us with key opportunities to interact with his group on a scientific basis and allow researchers interested in ALD access to learn more about our instruments and their use by visiting the NTU facility.”

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NATIONAL TAIWAN UNIVERSITY ORDERS NEW FIJI G2 ALD SYSTEM………………………………………Page 2 of 3

Ultratech Fiji G2 ALD System

For advanced thin films, the Fiji series is a modular, high-vacuum ALD system that accommodates a wide range of deposition modes using a flexible architecture and multiple configurations of precursors and plasma gases. The result is a next-generation ALD system capable of performing thermal and plasma-enhanced deposition. Ultratech CNT has applied advanced computational fluid dynamics analyses to optimize the Fiji reactor, heaters, and vapor trap geometries. The system’s intuitive interface makes it easy to monitor and change recipes and processes as required. The Fiji is available in several different configurations, with up to six heated precursor ports that can accommodate solid, liquid or gas precursors, and up to six plasma gas lines. Options include a built-in ozone generator, Load Lock as well as several in-situ analysis tools, which offer significant experimental flexibility in a compact and affordable footprint.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management’s current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q filed for the quarterly period ended April 2, 2016. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

Additional Information: In connection with the solicitation of proxies, Ultratech, Inc. (“Ultratech”) has filed with the Securities and Exchange Commission (the “SEC”), a definitive proxy statement and other relevant documents concerning the proposals to be presented at Ultratech’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The proxy statement contains important information about Ultratech and the 2016 Annual Meeting. In connection with the 2016 Annual Meeting, Ultratech has mailed the definitive proxy statement to stockholders. In addition, Ultratech files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Ultratech and the proposals to be presented at the 2016 Annual Meeting. These documents are available free of charge at the SEC’s website (www.sec.gov) or from Ultratech at our investor relations website (http://ir.ultratech.com). The contents of any websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

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NATIONAL TAIWAN UNIVERSITY ORDERS NEW FIJI G2 ALD SYSTEM………………………………………Page 3 of 3

Ultratech and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Ultratech’s stockholders in connection with the election of directors and other matters to be proposed at the 2016 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Ultratech with the SEC.

About National Taiwan University: National Taiwan University offers a rich history of scientific discovery as one of the most influential universities in research. Founded in 1928, the university has 11 colleges, with 54 departments and 105 graduate institutes. The university boasts 5 international research centers, 6 national research centers and 38 university research centers. The total number of students, including those enrolled at the School of Professional and Continuing Studies, has grown to over 33,000, including over 17,000 university students and 15,000 graduate students. Visit NTU online at: www.ntu.edu.tw.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: frontend semiconductor, backend semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKG)

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